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                                                                   EXHIBIT 10.29

                               FIRST AMENDMENT TO

                          M/I SCHOTTENSTEIN HOMES, INC.

                     EXECUTIVES' DEFERRED COMPENSATION PLAN


WHEREAS, effective January 1, 2001, M/I Schottenstein Homes, Inc. ("Company") adopted an amended and restated version of the M/I Schottenstein Homes, Inc. Executives' Deferred Compensation Plan ("Plan") to provide its Executives with an opportunity to defer all or a portion of their Eligible Compensation and to invest in the Company's Common Shares; and

WHEREAS, the Company also retained in Section 10 of the Plan the right to amend the Plan at any time;

NOW, THEREFORE, effective July 1, 2001:

     1.   Plan Section 5.A is amended to read in its entirety, as follows:

               A. Time of Payment. Distribution of a Participant's Deferred Compensation Account for a specific Plan Year shall be made on or about the 50th day, but in no event later than the 60th day, after the earlier of (i) the date specified by the Participant in the Deferral Notice delivered to the Plan Administrator or in any properly delivered Amendment to Deferral Notice; or (ii) the Participant's Termination Date.


     2. The Deferral Notice attached to the Plan as an exhibit shall be replaced by the Deferral Notice attached to this Amendment.

          IN WITNESS WHEREOF, the Company has caused this Amendment to be executed by a duly authorized officer.


                                             M/I SCHOTTENSTEIN HOMES, INC.



                                             By:________________________________


                                             Its:_______________________________
                                                       Name (Please Print)